EXHIBIT 99.1

FOR MORE INFORMATION CONTACT:

Robert F. Stockwell                                  Marcy Theobald
Chief Financial Officer                              Public Relations Manager
Security First Technologies                          Security First Technologies
404-812-6780                                         404-812-6254
stockwell@S1.com                                     mtheobal@s1.com



                           SECURITY FIRST TECHNOLOGIES
                REPORTS 245% INCREASE IN SECOND QUARTER REVENUES

             -- REVENUES INCREASED BY 31% OVER FIRST QUARTER 1999 --

         ATLANTA, AUGUST 3, 1999 -Security First Technologies Corporation (NASDAQ:SONE), a leading provider of Internet-based applications for the financial services industry, reported revenues of $15.7 million for the quarter ended June 30, 1999, a 245% increase from $4.5 million for the quarter ended June 30, 1998.

         Software license revenue increased to $2.3 million in the second quarter 1999, an increase of $1.6 million over the second quarter 1998. Professional services revenue increased to $11.3 million in the second quarter 1999, a 255% increase over the prior year quarter. Data Center revenue increased to $2.0 million in the second quarter 1999, an increase of $1.5 million over the second quarter 1998.

         Gross margin improved to 43% in the second quarter of 1999 from 10% in the second quarter 1998. The data center margin was positive this quarter for the first time at 1% compared to a negative 207% in the second quarter 1998. The improvement in the gross margin is also attributable to the increase in the professional services margin to 40% in the second quarter 1999 compared to 30% in the second quarter 1998.

         At June 30, 1999, the estimated number of accounts powered by Security First Technologies increased by 216% over June 30, 1998 to over 832 thousand. The estimated total number of Virtual Financial Manager(TM) (VFM) end-users increased to approximately 315 thousand as of June 30, 1999, a 208% increase from June 30, 1998.


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


Security First Technologies Second Quarter Earnings
Page 2


         In the second quarter 1999, Security First Technologies incurred a net loss from continuing operations of approximately $2.2 million, or $0.08 per share compared to $8.1 million, or $0.38 per share, for the second quarter 1998. The second quarter loss included approximately $250 thousand, or $0.01 per share for cost incurred related to the previously announced acquisitions. For the six months ended June 30, 1999, Security First Technologies incurred a net loss from continuing operations of $5.4 million, or $0.21 per share compared to $16.2 million, or $0.76 per share for the six months ended June 30, 1998.

         Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) continued an improving trend to a negative $1.3 million during the second quarter of 1999 as compared to a negative $6.4 million in the prior year quarter.

SECOND QUARTER ANNOUNCEMENTS

         During the second quarter 1999, Security First Technologies made several strategic announcements. In support of its efforts to become the preeminent provider of transactional financial portal solutions for financial institutions worldwide, on May 17, 1999, Security First Technologies announced its plans to acquire Edify Corporation of Santa Clara, California and FICS Group, N.V., a privately held company based in Brussels, Belgium.

         In connection with the FICS transaction, Security First Technologies will issue approximately 18 million shares of its stock and convert the outstanding FICS options into approximately 2 million Security First Technologies options. In the Edify transaction, Security First Technologies and Edify have agreed to a fixed exchange ratio whereby Security First Technologies will issue 0.330969 shares for each share of Edify stock or approximately 5.8 million shares and convert the outstanding Edify options into approximately 1.6 million Security First Technologies options. The acquisitions are expected to close in the fourth quarter of this year.

         The combined reported revenue for the three companies on a proforma basis for the second quarter 1999 (excluding $3.1 million in revenues Edify received from its Employee Relationship Management products which was divested early in the third quarter) was $46.9 million. The net loss for the same period on a proforma basis, excluding $3.1 million in revenues noted above and $2.2 million in costs associated with acquisitions, was $10.8 million.

         In connection with the FICS and Edify transactions, Security First Technologies believes that the parties have now complied with all applicable worldwide merger notification requirements, including receipt of early termination of the Hart-Scott-Rodino waiting period in the United States.


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

Security First Technologies Second Quarter Earnings
Page 3

         Also on May 17, Security First Technologies and Intuit Inc. (NASDAQ:INTU) and its affiliates announced that the companies entered into a strategic alliance to deliver online personal financial software and services to financial institutions. Under the terms of the multi-faceted agreement, the companies will exchange technologies in an effort to deliver the world's leading interactive financial management software and Internet-based financial tools to financial institutions. In exchange for an investment of $50 million, Intuit received approximately 971,000 shares of Security First Technologies stock at a price of $51.50 per share. Additionally, Intuit received options to purchase an additional 5,429,000 shares of Security First Technologies at $51.50 per share if the planned acquisitions of Edify and FICS are completed.

         Also in the second quarter, 17 financial institutions have launched online financial solutions powered by VFM through third-party processing partners. Further, Security First Technologies successfully completed all upgrades to VFM 4.0 required by customers.

         On May 7, 1999, Security First Technologies completed a 2-for-1 stock split to shareholders of record on April 26, 1999. All share and per share information contained in this release has been presented to reflect the stock split.

         "Undoubtedly, the second quarter contains the most important milestones in the history of our company," said James S. Mahan III, chief executive officer of Security First Technologies. "As financial institutions quickly recognize the value of online financial services, we have taken significant steps to ensure our leadership position as a provider in this space. Once the planned acquisitions of FICS and Edify are complete, our position as the established innovator and leading enabler in the rapidly evolving market of Internet-based financial services worldwide will be further solidified."

REVENUE AND OPERATING MARGINS

         Security First Technologies' gross margin increased to 43% in the second quarter 1999 compared to a gross margin of 10% in the second quarter 1998. The improvement in gross margin was related to the 245% increase in revenue while direct costs increased only 119%.

         The Data Center gross margin was positive for the first time in the second quarter of 1999 at 1% compared to a negative 207% in the second quarter of 1998. In the second quarter 1999, revenues increased by $1.5 million or 244% over the second quarter 1998, while costs increased by $204 thousand.

         Software license revenues increased to $2.3 million in the second quarter 1999 from $770 thousand in the second quarter 1998.


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


Security First Technologies Second Quarter Earnings
Page 4



         Professional services revenue increased to $11.3 million in the second quarter 1999, a 255% increase over the second quarter 1998. Included in professional services revenue was approximately $3.2 million for product enhancement projects. One of the product enhancement projects completed in the second quarter was the first phase of a multi-phase insurance product.

OPERATING EXPENSES

         Excluding goodwill amortization and acquisition costs, operating expenses increased by 37% in the second quarter 1999 compared to the similar quarter in 1998. Product development investments increased 25% in the second quarter 1999 compared to the second quarter 1998 due to an increase in staff to expand Security First Technologies' product set. General and administrative expenses increased 72% in the second quarter 1999 as compared to second quarter 1998 primarily as a result of establishing infrastructure related to the company's growth.

CAPITAL RESOURCES AND CASH FLOW

         At June 30, 1999, Security First Technologies had $70.9 million in cash available to fund operations. For the six months ended June 30, 1999, cash used in continuing operations was $2.6 million, which included $15 million received from VFM license sales. This compares to cash used in continuing operations of $9.0 million for the six months ended June 30, 1998.

         As indicated above, Intuit completed its $50 million investment in Security First Technologies on May 27, 1999 by purchasing 970,813 shares of
Security First Technologies common stock at a price of $51.50 per share. Additionally, Intuit received an option to purchase additional shares of Security First Technologies stock, which will become exercisable if Security First Technologies completes its planned acquisition of Edify Corporation. The option allows for Intuit to purchase 3,629,187 shares if Security First Technologies completes its acquisition of Edify and an additional 1,800,000 shares if Security First Technologies also completes its planned acquisition of FICS Group, N.V. The option provides for a per share purchase price of $51.5032. Upon issuing the option, S1 will record purchased technology for the fair market value of the options.

         On May 3, 1999, Security First Technologies received investments of $4 million from Andersen Consulting for the sale of 72,800 shares of Security First Technologies stock and $10 million from Hewlett Packard for the sale of 182,004 shares of Security First Technologies stock. Also during the second quarter, Security First Technologies received $2.5 million from the exercise of an option issued to the Royal Bank of Canada.

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

Security First Technologies Second Quarter Earnings
Page 5



ABOUT SECURITY FIRST TECHNOLOGIES

         Security First Technologies (NASDAQ: SONE) builds, delivers and operates integrated, transactional and brandable Internet applications for financial institutions. Security First Technologies' secure solutions are available for in-house implementations or can be outsourced to the Security First Technologies Data Center. Security First Technologies also offers training, product integration and customer service center outsourcing. Security First Technologies, through direct sales and channel partnerships, has agreed to provide software applications and technology to more than 100 financial entities. Security First Technologies can be reached at www.S1.com.

         On May 17, 1999, Security First Technologies announced agreements to acquire FICS Group, N.V. and Edify Corporation in separate transactions valued at approximately $1.5 billion. The transactions, which are subject to various conditions and approvals, are expected to position Security First Technologies as the preeminent provider of financial portal solutions to the financial services industry.

FORWARD-LOOKING STATEMENTS

         Statements in this news release concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified in the Company's filings with the Securities and Exchange Commission, press releases and other public communications.


                                      # # #
                          3390 Peachtree Rd., Ste. 1700
                             Atlanta, Georgia 30326








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
                   SECURITY FIRST TECHNOLOGIES CORPORATION AND
                        SECURITY FIRST TECHNOLOGIES, INC.
                             Selected Financial Data
                 (In thousands, except share and per share data)


                                                     Three Months Ended                Six Months Ended
                                                           June 30,                         June 30,
                                                --------------------------------------------------------------
                                                 1999                 1998          1999                1998
                                                -----------------------------   ------------------------------
    Revenues:
         Software licenses                        $2,330              $770        $4,638              $1,439
         Professional services                    11,301             3,185         9,446               5,634
         Data center                               2,044               594          ,591                 904
                                                -----------------------------   ------------------------------
               Total revenues                     15,675             4,549        27,675               7,977
                                                -----------------------------   ------------------------------
    Direct costs:
         Software licenses                            99                20           232                  40
         Professional services                     6,796             2,230        12,118               3,800
         Data center                               2,029             1,825         3,716               3,648
                                                -----------------------------   ------------------------------
               Total direct costs                  8,924             4,075        16,066               7,488
                                                -----------------------------   ------------------------------
               Gross margin                        6,751               474        11,609                 489
                                                -----------------------------   ------------------------------
    Operating expenses:
         Selling and marketing                     1,174             1,137         2,253               2,208
         Product development                       4,514             3,607         8,889               6,990
         General and administrative                2,132             1,236         3,724               2,440
         Depreciation and amortization             1,267               652         2,461               1,289
         Amortization of goodwill and
    acquisition charges                              353             2,083           456               4,171
                                                -----------------------------   ------------------------------
               Total operating expenses            9,440             8,715        17,783              17,098
                                                -----------------------------   ------------------------------
               Operating loss                     (2,689)           (8,241)       (6,174)            (16,609)
    Interest income                                  527               135           754                 390
                                                -----------------------------   ------------------------------
    Loss from continuing operations               (2,162)           (8,106)       (5,420)            (16,219)
    Loss from discontinued operations                -                (862)         -                 (1,327)
                                                -----------------------------   ------------------------------
    Net loss                                     $(2,162)          $(8,968)      $(5,420)           $(17,546)
                                                -----------------------------   ------------------------------
    Net loss per common share:
        Loss per common share from
         continuing operations
         before one time charges,
         amortization of goodwill and
             acquisition charges                  $(0.07)           $(0.28)       $(0.20)             $(0.56)
      Loss per common share from one
         time  charges, amortization of
         goodwill and acquisition charges         $(0.01)           $(0.10)       $(0.01)             $(0.20)
                                                -----------------------------   ----------------------------------
     Loss per common share from
        continuing operations                     $(0.08)           $(0.38)       $(0.21)             $(0.76)
     Loss per common share from
        discontinued  operations                  $-                $(0.04)       $-                  $(0.06)
                                                -----------------------------   ----------------------------------
          Net loss per common share               $(0.08)           $(0.42)       $(0.21)             $(0.82)
                                                -----------------------------   ----------------------------------

    Weighted average common shares
        outstanding                           26,051,942        21,526,298    25,378,877          21,288,392
    Common shares outstanding at end of
        period                                27,554,999        21,687,830    27,554,999          21,687,830


                                                 June 30,         December 31,
                                                   1999              1998
                                                -----------------------------------

    Cash                                         70,862            14,504
    Investment securities                        9,071             3,936
    Accounts receivable, net                     17,028            17,520
    Other current assets                         4,091             1,310
    Noncurrent assets                            18,703            11,023
    Total assets                                 119,755           48,293
    Liabilities                                  35,003            31,064
    Stockholders' equity                         84,752            17,229


                   SECURITY FIRST TECHNOLOGIES CORPORATION AND
                        SECURITY FIRST TECHNOLOGIES, INC.
                      Consolidated Statements of Operations
  (Dollars in thousands, except per share, per customer and per employee data)
                                   (Unaudited)

                                                                                                    Quarter Ended
                                                                                             6/30/98             9/30/98
                                                                                             -------             --------
    Revenues:
         Software licenses                                                                       $770              $1,069
         Professional services                                                                  3,185               4,549
         Data center                                                                              594                 927
                                                                                      ---------------------------------------------
               Total revenues                                                                   4,549               6,545
                                                                                      ------------------------------------------ --
    Direct costs:
         Software licenses                                                                         20                  20
         Professional services                                                                  2,230               2,806
         Data center                                                                            1,825               1,937
                                                                                      ---------------------------------------------
               Total direct costs                                                               4,075               4,763
                                                                                      ---------------------------------------------
               Gross margin                                                                       474               1,782
                                                                                      ---------------------------------------------
    Operating expenses:
         Selling and marketing                                                                  1,137                 955
         Product development                                                                    3,607               3,717
         General and adminstrative                                                              1,236               1,370
         Depreciation and amortization                                                            652                 761
         Amortization of goodwill and acquisition charges                                       2,083                 110
                                                                                      ---------------------------------------------
               Total operating expenses                                                         8,715               6,913
                                                                                      ---------------------------------------------
    Operating loss                                                                             (8,241)             (5,131)
    Interest income                                                                               135                  52
                                                                                      ---------------------------------------------
    Loss from continuing operations                                                            (8,106)             (5,079)
    Loss from discontinued operations                                                            (862)               (750)
                                                                                      ---------------------------------------------
    Net loss                                                                                  $(8,968)            $(5,829)
                                                                                      ---------------------------------------------
    EBITDA                                                                                    $(6,368)            $(5,010)
    Net loss per common share:
          Loss per common share from continuing
             operations before one time charges,
             amortization of goodwill and acquistion charges                                   $(0.28)             $(0.22)
          Loss per common share from one time charges
             and amortization of goodwill and acquisition charges                               (0.10)              (0.01)
                                                                                      ---------------------------------------------
          Loss per common share from continuing operations                                      (0.38)              (0.23)
          Loss per common share from discontinued operations                                    (0.04)              (0.03)
                                                                                      ---------------------------------------------
          Net loss per common share                                                            $(0.42)             $(0.26)
                                                                                      ---------------------------------------------
    Weighted average common shares outstanding                                             21,526,298          22,351,474
    Common shares outstanding at end of period                                             21,687,830          22,606,688
    Gross margin percentages:
    Software licenses                                                                            $750             $1,049
        Percentage                                                                                 97%                 98%
     Professional services                                                                       $955              $1,743
        Percentage                                                                                 30%                 38%
     Data center                                                                              $(1,231)            $(1,010)
        Percentage                                                                               (207%)              (109%)
                                                                                      ---------------------------------------------
     Total gross margin                                                                          $474              $1,782
                                                                                      ---------------------------------------------
        Percentage                                                                                 10%                 27%
                                                                                      ---------------------------------------------
    Data center revenue per quarterly average customers                                        $13.34              $14.75
     Professional services revenue per average professional services FTE(2)                   $42,000             $54,000
    Number of end-users:
        Data center                                                                            58,100              77,000
        Third party data processors                                                             4,000               7,500
        Direct software licensees(1)                                                           40,000              67,000
                                                                                      ---------------------------------------------
     Total                                                                                    102,100             151,500
                                                                                      ---------------------------------------------
    Number of end-user accounts:
        Data center                                                                            94,600             128,000
        Third party data processors                                                             8,400              15,000
        Direct software licensees(1)                                                          160,000             244,000
                                                                                      ---------------------------------------------
     Total                                                                                    263,000             387,000
                                                                                      ---------------------------------------------


                                                                                         Quarter Ended
                                                                                           12/31/98        3/31/99        6/30/99
                                                                                           ---------      ---------      ---------
    Revenues:
         Software licenses                                                                    $2,273         2,308          $2,330
         Professional services                                                                 6,035         8,145          11,301
         Data center                                                                           1,350         1,547           2,044
                                                                                   ------------------------------------------------
               Total revenues                                                                  9,658        12,000          15,675
                                                                                   ------------------------------------------------
    Direct costs:
         Software licenses                                                                       443           133              99
         Professional services                                                                 3,921         5,322           6,796
         Data center                                                                           1,633         1,687           2,029
                                                                                   ------------------------------------------------
               Total direct costs                                                              5,997         7,142           8,924
                                                                                   ------------------------------------------------
               Gross margin                                                                    3,661         4,858           6,751
                                                                                   ------------------------------------------------
    Operating expenses:
         Selling and marketing                                                                 1,560         1,079           1,174
         Product development                                                                   3,918         4,375           4,514
         General and adminstrative                                                             2,184         1,592           2,132
         Depreciation and amortization                                                         3,297         1,194           1,267
         Amortization of goodwill and acquisition charges                                        103           103             353
                                                                                   ------------------------------------------------
               Total operating expenses                                                       11,062         8,343           9,440
                                                                                   ------------------------------------------------
    Operating loss                                                                            (7,401)       (3,485)         (2,689)
    Interest income                                                                              141           227             527
                                                                                   ------------------------------------------------
    Loss from continuing operations                                                           (7,260)       (3,258)         (2,162)
    Loss from discontinued operations                                                           (170)          -                -
                                                                                   ------------------------------------------------
    Net loss                                                                                 $(7,430)      $(3,258)        $(2,162)
                                                                                   ------------------------------------------------
    EBITDA                                                                                   $(4,171)      $(2,188)        $(1,319)
    Net loss per common share:
          Loss per common share from continuing
             operations before one time charges,
             amortization of goodwill and acquistion charges                                  $(0.20)       $(0.13)         $(0.07)
          Loss per common share from one time charges
             and amortization of goodwill and acquisition charges                              (0.11)         -              (0.01)
                                                                                   ------------------------------------------------
          Loss per common share from continuing operations                                     (0.31)        (0.13)          (0.08)
          Loss per common share from discontinued operations                                   (0.01)         -                 -
                                                                                   ------------------------------------------------
          Net loss per common share                                                           $(0.32)       $(0.13)         $(0.08)
                                                                                   ------------------------------------------------
    Weighted average common shares outstanding                                            23,193,948    24,698,334      26,051,942
    Common shares outstanding at end of period                                            24,527,004    25,076,292      27,554,999
    Gross margin percentages:
    Software licenses                                                                         $1,830        $2,175          $2,231
        Percentage                                                                                81%           94%             96%
     Professional services                                                                    $2,114        $2,823          $4,505
        Percentage                                                                                35%           35%             40%
     Data center                                                                               $(283)        $(140)            $15
        Percentage                                                                               (21%)          (9%)             1%
                                                                                   ------------------------------------------------
     Total gross margin                                                                       $3,661        $4,858          $6,751
                                                                                   ------------------------------------------------
        Percentage                                                                                38%           40%             43%
                                                                                   ------------------------------------------------
     Data center revenue per quarterly average customers                                      $15.21        $15.99          $18.34
     Professional services revenue per average professional services FTE(2)                  $50,000       $59,000         $64,000
    Number of financial institutions:
         S1 Data Center
         Third Party Data Processors
         Direct license in-house
    Number of completed implementations:
         S1 Data Center
         Financial institutions using third party data processors
         Direct license in-house
    Number of end-users:
        Data center                                                                           93,000       100,200         114,500
        Third party data processors                                                           16,000        24,000          38,000
        Direct software licensees(1)                                                         104,000       139,000         162,000
                                                                                   ------------------------------------------------
     Total                                                                                   213,000       263,200         314,500
                                                                                   ------------------------------------------------
    Number of end-user accounts:
        Data center                                                                          148,000       161,000         181,000
        Third party data processors                                                           42,000         62,000         104,000
        Direct software licensees(1)                                                         352,000       469,000         547,000
                                                                                   ------------------------------------------------
     Total                                                                                   542,000       692,000         832,000
                                                                                   ------------------------------------------------

    (1) Information is based on discussions with officials of direct  licensees.
    (2)Excludes revenue from pass through costs.